Exhibit 21

Viad Corp

Foreign and Domestic Subsidiaries

Company Name	Jurisdiction
2121885 Alberta Ltd.	Canada
2187587 Alberta Ltd.	Canada
2195137 Alberta Ltd.	Canada
Alaskan Park Properties, Inc.	Arizona
Banff Hospitality Residence Ltd.	Canada
Banff-Jasper Collection Holding Corp.	Canada
Blitz Communications Group Limited	United Kingdom
Blitz Communications Limited	United Kingdom
Brewster Inc.	Canada
Brewster Travel Canada Inc.	Canada
CATC Alaska Tourism Corporation	Alaska
Esja Attractions ehf.	Iceland
ESR Exposition Service, Inc.	New Jersey
Expo Accessories, Inc.	New York
Expo Display & Design, Inc.	New Jersey
Exposervice Polska Spzoo	Poland
FlyOver Attractions, Inc.	Delaware
FlyOver Canada, Inc.	Canada
FlyOver Iceland ehf.	Iceland
FlyOver Las Vegas LLC	Delaware
FlyOver Vancouver, Inc	Canada
GES Global Experience Specialists Carpentry L.L.C.	United Arab Emirates
GES Canada Limited	Canada
GES Event Intelligence AG	Switzerland
GES Event Intelligence B.V.	Netherlands
GES Event Intelligence Ltd.	United Kingdom
GES Event Intelligence Services Limited	United Kingdom
GES Event Intelligence Services, Inc.	Delaware
GES Event Intelligence S.R.L.	Romania
GES Global Experience Specialists Events L.L.C.	United Arab Emirates
GES Global Experience Specialists Freight Broker L.L.C.	United Arab Emirates
GES GmbH & Co. KG	Germany
GES Service Companies Limited	United Kingdom
GES Verwaltungs GmbH	Germany
Glacier Park, Inc.	Arizona
Glacier Raft Company	Montana
Global Experience Specialists (GES) Exhibition Services L.L.C.	United Arab Emirates
Global Experience Specialists (GES) Holdings Ltd.	United Kingdom
Global Experience Specialists (GES) Limited	United Kingdom
Global Experience Specialists, Inc.	Nevada
Golden Skybridge Suspension Bridges & Park Ltd.	Canada
Melville Logistics GmbH	Germany
N200 Holding B.V.	Netherlands
ON Services - AV Specialists, Inc.	Delaware
onPeak LLC	Delaware
Pursuit Collection, Inc.	Delaware
Pursuit Iceland ehf	Iceland
Pursuit Investment Holdings, Inc.	Delaware
Saudi Global Experience Specialists for Preparing and Organizing Exhibitions	United Arab Emirates

Sawridge MPL Jasper LP	Canada
Sky Lagoon Ehf	Canada
Telecast Communications (Audio Visual) Limited	United Kingdom
Tradeshow Convention Services Inc.	Washington
Travel and Event Services, LLC	Delaware
Viad Holding GmbH	Germany
Viad Service Companies Limited	United Kingdom
VREC, Inc.	Delaware
Waterton Transport Company, Limited	Canada